SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006

L-1 IDENTITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

177 Broad Street, Stamford, Connecticut 06901

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

L-1 Identity Solutions, Inc., a Delaware corporation f/k/a Viisage Technology, Inc. (the “Company”) entered into the agreements set forth below in connection with the merger of the Company and Identix Incorporated (“Identix”), which was consummated on August 29, 2006 (the “Identix Merger”).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreements

The Company entered into Employment Agreements with each of Robert V. LaPenta, James DePalma, Joseph Paresi, Mark S. Molina and Mohamed Lazzouni for executive officer positions. These agreements became effective upon the closing of the Identix Merger, and have a term of three years.

Robert V. LaPenta. Pursuant to the terms and conditions of his employment agreement, Mr. LaPenta will serve as the Company’s Chairman of the Board, President and Chief Executive Officer. As payment for the services rendered in connection with his employment, Mr. LaPenta will receive:

•	an initial annual salary of $550,000;

•	an annual target bonus equal to 50% of his annual salary, which may be paid, in the discretion of the Company, in common stock based on certain targets determined by the board of directors;

•	options to purchase 315,000 shares of common stock, at an exercise price of $14.55, with a term of ten years and vesting over four years;

•	any additional grants of equity compensation as determined annually in the sole discretion of the compensation committee of the board of directors of the Company;

•	additional fringe benefits and reimbursement of all reasonable expenses, including, without limitation, reimbursement for use of his private jet for travel related to the business of the Company in an amount not to exceed $50,000 per annum;

•	in the event of termination without cause or resignation for good reason including diminution of responsibilities, or, in certain circumstances, upon a change in control, immediate vesting of any unvested portion of the options to purchase 315,000 shares of common stock, which options shall remain exercisable for three years after such termination, plus a payment equal to his base salary and bonus, based on his base salary and bonus for the prior year, prorated as necessary, for the earliest to occur of (x) 12 months following the date of termination or (y) the end of the term then in effect immediately prior to the termination; and

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an additional amount, in the event that any payment or benefit received or to be received with respect to any incentive payment or severance arrangement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such that the net amount of such incentive payment or severance arrangement shall be equal to the total present value at the time such payment or arrangement is made.

In addition, pursuant to his employment agreement, Mr. LaPenta has agreed that he will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined in the employment agreement) and, during the term and for one year thereafter, Mr. LaPenta will not engage in any business that directly or indirectly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company.

James DePalma. Pursuant to the terms and conditions of his employment agreement, Mr. DePalma will serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. As payment for the services rendered in connection with his employment, Mr. DePalma will receive:

•	an initial annual salary of $325,000;

•	an annual target bonus equal to 50% of his annual salary, which may be paid, in the discretion of the Company, in common stock based on certain targets determined by the board of directors;

•	options to purchase 180,000 shares of common stock, at an exercise price of $14.55, with a term of ten years and vesting over four years;

•	any additional grants of equity compensation as determined annually in the sole discretion of the compensation committee of the board of directors of the Company;

•	additional fringe benefits and reimbursement of all reasonable expenses;

•	in the event of termination without cause or resignation for good reason including diminution of responsibilities, or, in certain circumstances, upon a change in control, immediate vesting of any unvested portion of the options to purchase 180,000 shares of common stock, which options shall remain exercisable for three years after such termination, plus a payment equal to his base salary and bonus, based on his base salary and bonus for the prior year, prorated as necessary, for the earliest to occur of (x) 12 months following the date of termination or (y) the end of the term then in effect immediately prior to the termination; and

•	an additional amount, in the event that any payment or benefit received or to be received with respect to any incentive payment or severance arrangement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such that the net amount of such incentive payment or severance arrangement shall be equal to the total present value at the time such payment or arrangement is made.

In addition, pursuant to his employment agreement, Mr. DePalma has agreed that he will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined in the employment agreement) and, during the term and for one year thereafter, Mr. DePalma will not engage in any business that directly or indirectly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company.

Joseph Paresi. Pursuant to the terms and conditions of his employment agreement, Mr. Paresi will serve as the Company’s Executive Vice President and Chief Marketing Officer. As payment for the services rendered in connection with his employment, Mr. Paresi will receive:

•	an initial annual salary of $225,000;

•	an annual target bonus equal to 50% of his annual salary, which may be paid, in the discretion of the Company, common stock based on certain targets determined by the board of directors;

•	options to purchase 117,000 shares of common stock, at an exercise price of $14.55, with a term of ten years and vesting over four years;

•	any additional grants of equity compensation as determined annually in the sole discretion of the compensation committee of the board of directors of the Company;

•	additional fringe benefits and reimbursement of all reasonable expenses; and

•	in the event of termination without cause or resignation for good reason including diminution of responsibilities, or, in certain circumstances, upon a change in control, immediate vesting of any unvested portion of the options to purchase 117,000 shares of common stock, which options shall remain exercisable for three years after such termination, plus a payment equal to his base salary and bonus, based on his base salary and bonus for the prior year, prorated as necessary, for the earliest to occur of (x) 12 months following the date of termination or (y) the end of the term then in effect immediately prior to the termination; and

•	an additional amount, in the event that any payment or benefit received or to be received with respect to any incentive payment or severance arrangement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such that the net amount of such incentive payment or severance arrangement shall be equal to the total present value at the time such payment or arrangement is made.

In addition, pursuant to his employment agreement, Mr. Paresi has agreed that he will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined in the employment agreement) and, during the term and for one year thereafter, Mr. Paresi will not engage in any business that directly or indirectly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company.

Mark S. Molina. Pursuant to the terms and conditions of his employment agreement, Mr. Molina will serve as the Company’s Executive Vice President, Chief Legal Officer and Secretary. As payment for the services rendered in connection with his employment, Mr. Molina will receive:

•	an initial annual salary of $285,000;

•	an annual target bonus equal to 50% of his annual salary;

•	options to purchase 150,000 shares of common stock, at an exercise price of $14.55, with a term of ten years and vesting over four years;

•	any additional grants of equity compensation as determined annually in the sole discretion of the compensation committee of the board of directors of the Company;

•	severance payments equal to two years base salary, plus immediate vesting of any unvested options or other stock-based awards, which shall remain exercisable for 18 months after such termination, in the event of termination without cause or resignation for good reason, including diminution of responsibilities or the failure by the Company to renew his employment agreement for at least twelve months on the expiration of any term (provided that in such instance severance payments shall cease upon commencement of new employment) or, in certain circumstances, upon a change in control;

•	in the event of any separation of employment with the Company or its successor following a change in control, all costs and expenses arising out of or related to the relocation of Mr. Molina and his family to any location in the mainland United States (or if alternatively elected by Mr. Molina, the lump sum cash value thereof); and

•	an additional amount, in the event that any payment or benefit received or to be received with respect to any incentive payment or severance arrangement would be subject to the excise tax imposed by Section 4999 of the Code, such that the net amount of such incentive payment or severance arrangement shall be equal to the value had Section 4999 not been enacted.

In addition, pursuant to his employment agreement, Mr. Molina has agreed that he will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined in the employment agreement) and, during the term and for a reasonable period thereafter, Mr. Molina will not engage in any business that directly or indirectly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company.

Mohammed Lazzouni. Pursuant to the terms and conditions of his employment agreement, Mr. Lazzouni will serve as the Company’s Chief Technology Officer and will receive:

•	a retention bonus of $100,000, which will be paid contingent upon Mr. Lazzouni’s continued employment with the Company for two years following the closing of the merger;

•	an initial grant of options to purchase 100,000 shares of common stock, which will be exercisable at a price equal to the average closing price per share of the common stock over the twenty trading days prior to the effective date of the merger and vest over four years; and

•	severance payments equal to one year base salary in event of termination without cause or resignation for good reason, including dimunition of responsibilities.

In connection with the Identix Merger, the Company expects to enter into employment agreements with Doni Fordyce and Dr. Joseph J. Atick in connection with their positions as Executive Vice President, Corporate Communications and Chief Strategic Officer, respectively. These agreements have not been finalized as of the date of this Form 8-K.

Separation Agreement

In connection with the Identix Merger, the Company has entered into a separation agreement with Bradley T. Miller, former Chief Financial Officer and Senior Vice President.

Pursuant to his separation agreement, the Company will pay Mr. Miller:

•	a lump sum severance payment in an amount of $225,000, which is equal to 12 months current base salary;

•	a prorated bonus payment for 2006 based on a current target bonus of $100,000;

•	on the first pay period following the closing of the Identix Merger, an integration incentive bonus of $20,000; and

•	because the Identix Merger constitutes a “change of control” as defined in his stock option agreements, all of Mr. Miller’s stock options and restricted stock grants immediately vested in full, and, pursuant to his separation agreement, will be exercisable at any time on or prior to February 20, 2007.

The separation agreement requires that Mr. Miller execute a general release of claims within seven days after the termination date. Further, for one year after the termination date, Mr. Miller will not engage in any business that directly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company. Mr. Miller has also agreed to maintain the confidentiality of all Company trade secrets, and confidential and proprietary information.

In connection with the Identix Merger, the Company expects to enter into a separation agreement with Bernard C. Bailey, former President, CEO and a director of the Company. This agreement has not been finalized as of the date of this Form 8-K.

Consulting Agreement

The Company and L-1 Investment Partners LLC (“L-1”) entered into a Consulting Agreement, dated August 29, 2006 pursuant to which L-1 received a one-time fee of $2.5 million simultaneously with the closing of the merger between the Company and Identix as consideration for professional services provided by L-1 in connection with the acquisition of SecuriMetrics and in connection with the Identix Merger. This one-time fee compensates L-1 for professional services provided by L-1, including assisting the Company in (1) analyzing the operations and historical performance of target companies; (2) analyzing and evaluating the transactions with such target companies; (3) financial, business and operational due diligence; and (4) evaluating related structuring and other acquisition-related matters.

The Consulting Agreement sets forth the parties understanding that L-1 not entitled to (i) any other fees for such services and there are no other unpaid fees from the Company to L-1 and its affiliates for any other services rendered on or prior to the date of the Identix Merger, including without limitation in connection with the Company’s acquisition of Iridian Technologies, Inc. and (ii) any transaction-related or services-related fees at any time after the closing of the Identix Merger so long as any of Messrs. LaPenta, DePalma, Paresi or Ms. Fordyce (collectively, the “Executives”) remain employed by the Company; provided that such agreement shall not affect (A) any warrants previously granted by the Company to the L-1 or its affiliates (B) any employment arrangements, compensation or benefits provided by the Company to the Executives in their capacity as directors and/or employees of the Company, (C) the sublease agreement to be entered into between the Company and L-1, or (D) the agreement in principle between the Company and L-1 for L-1 to sell Afix Technology, Inc. to the Company at fair market value, which will be determined by an independent appraiser (without any transaction fees payable to the L-1 or its affiliates).

Termination and Noncompetition Agreement

As a condition to the closing of the Identix Merger, the Company and L-1 entered into a Termination and Noncompete Agreement which among other things, at the effective time of the Identix Merger, (1) terminates all arrangements whereby L-1 and its affiliates provide financial, advisory, administrative or other services to the Company or its affiliates, and (2) prohibits L-1 and its affiliates, excluding any affiliate who has entered into a separate non-compete agreement with the Company, from engaging or assisting any person that competes directly or indirectly with the Company in the business of biometric, credentialing and ID management business anywhere in the United States or anywhere else in the world where the Company does business, or plans to do business or is actively evaluating doing business during the restricted period, which is the “Term” as defined in the employment agreement, dated as of the date hereof, by and between the Company and Robert L. LaPenta, as amended, supplemented or modified from time to time, and the twelve (12)-month period following the expiration of the Term.

Sublease

In connection with the relocation of the corporate headquarters of the Company to the present offices of L-1 in Stamford, Connecticut, the Company entered into a Sublease Agreement with L-1 effective as of August 29, 2006, pursuant to which the Company will timely pay to L-1 all costs and expenses associated with occupying and operating the premises payable by L-1 to the landlord from the effective time of the closing of the Identix Merger until the earlier of (i) the expiration or termination of the lease or (ii) unless otherwise mutually agreed to by the Company and L-1, as promptly as practicable but in no event later than 60 days following the date upon which Mr. LaPenta ceases to be employed by the Company for any reason.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and certain officers continuing to provide services to the Company. The indemnification agreements indemnify continuing officers and directors of Identix to the fullest extent permitted by Delaware law and became effective at closing of the Identix Merger.

Certain Relationships

Aston Capital Partners, L.P. (“Aston”), an affiliate of L-1, is a current shareholder of the Company and after completion of the Identix Merger, holds 8,540,647 shares, or 11.8%, of the Company’s common stock. The Company issued to Aston

7,619,047 shares of the Company’s common stock and warrants to purchase 1,600,000 shares of the Company’s common stock at an exercise price of $13.75 per share as a result of its initial investment in the Company on December 16, 2005. Also on December 16, 2005, the Company issued to L-1 warrants to purchase 440,000 shares of the Company’s common stock for strategic advice, due diligence and other services relating to the Company’s acquisition of Integrated Biometric Technology LLC. Aston is a private investment fund organized as a limited partnership and managed by its general partner, Aston Capital Partners GP LLC and L-1. Robert LaPenta, James DePalma, Joseph Paresi and Doni Fordyce directly and indirectly hold all the beneficial ownership in the general partners and L-1.

In connection with the Identix Merger, the Company entered into an arms-length agreement with Bear Stearns on March 29, 2006. The spouse of Ms. Fordyce is a partner and senior investment banker at Bear Stearns involved with the engagement of the Company and certain employees of Bear Stearns have substantial personal investments in L-1.

Assumption of Identix Option Plans

In connection with the Identix Merger, the Company assumed all of the then outstanding options granted under the Identix Incorporated 2002 Equity Incentive Plan, the Identix Incorporated New Employee Stock Incentive Plan, the Identix Incorporated Non-Employee Directors Stock Option Plan, the Identix Incorporated Equity Incentive Plan, the Visionics Corporation 1990 Stock Option Plan, the Visionics Corporation 1998 Stock Option Plan, and the Visionics Corporation Stock Incentive Plan (the “Identix Plans”) to purchase 6,361,905 shares of common stock of Identix, which, based on the exchange ratio of 0.473, are convertible into an aggregate of 3,009,181 shares of Common Stock of the Company, assuming the exercise of all outstanding options under the Identix Plans. Each assumed option is exercisable for a number of shares of common stock of the Company equal to the product of the exchange ratio (0.473) and the number of shares of Identix common stock subject to such option, as applicable, rounded down to the nearest whole share. The exercise price or strike price per share of the common stock of the Company subject to such option is equal to the quotient obtained from dividing the exercise price per share of Identix’ common stock by the exchange ratio, rounded up to the nearest whole cent. The shares of common stock of the Company issuable upon exercise of options under the Identix Plans have been registered by the Company on Form S-8, which was filed on August 30, 2006. In addition, the Company registered 375,810 shares of common stock to be issued upon exercise of options to be granted under the Identix Incorporated 2002 Equity Incentive Plan (the “2002 Plan”).

Summary of 2002 Plan. The 2002 Plan authorizes grants of options, restricted stock, stock purchase rights, performance shares, or any combination of these (collectively, “awards”) to eligible employees, directors and consultants. The board has ultimate responsibility for administering the 2002 Plan but may delegate this authority to a committee of the board or an executive, subject to certain limitations. The maximum number of shares that can be granted under the 2002 Plan during any calendar year to any employee is 400,000.

The 2002 Plan will expire on February 22, 2012 but options outstanding under the 2002 Plan may extend beyond that date.

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Options. Stock options granted under the 2002 Plan may be incentive stock options under Section 422 of the Internal Revenue Code (“ISOs”) or non-qualified stock options (“NQOs”). The exercise price of ISOs may not be less than the fair market value of the shares subject to the option on the date of grant.

The exercise price of NQOs may not be less than the fair market value of the shares subject to the option on the date of grant unless otherwise approved by the stockholders of the Company. The term of any ISO granted under the plan may not exceed ten years and the term of any NQO may not exceed fifteen years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs. The consideration payable for, upon exercise of an option may be paid in cash, shares of stock, cashless exercise or by promissory note (subject to no more than five year term and in the principal amount of no greater than 90% of the fair market value of the common stock on the date of grant).

•	Restricted Stock. Restricted stock awards consist of non-transferable shares of Identix common stock. The restrictions on transfer can lapse based on service, performance or other criteria determined by the board, or its committee, which may not be waived or accelerated except in the event of a change of control or a fundamental transaction. The exercise period for the restricted stock awards cannot be more than ten years. The purchase price of the restricted stock must be at least par value of the common stock and may be paid in cash, shares of stock, cashless exercise or by promissory note (subject to no more than five year term and in the principal amount of no greater than 90% of the fair market value of the common stock on the date of grant).

•	Stock Purchase Rights. Stock purchase rights consist of a grant to purchase common stock at a purchase price of not less than 85% of the fair market value of the common stock on the grant date. Stock purchase rights are exercisable for a period not exceeding 30 days after the grant date.

•	Performance Shares. Performance shares are shares of common stock issuable upon the attainment of performance criteria. At the time of a grant the board, or its committee, will determine the number of shares of common stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a performance share award will be determined by the board, or its committee, but may not exceed 50% of the fair market value of the common stock on the date of grant. The board, or its committee, will determine the performance period, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded performance shares having different performance criteria. Performance share awards may be payable in cash or stock, at the discretion of the board, or its committee, and may bear interest or earn dividends.

Awards generally may be exercised at any time within three months after a participant’s employment by, or consulting relationship with, the Company terminates (but, only to the extent exercisable or payable at the time of termination). If termination is due to the participant’s death, retirement or disability, the award may be exercised for two years thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award is assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

The board may amend, alter or discontinue the 2002 Plan or any award at any time, except that the consent of a participant is required if the participant’s rights under an outstanding award would be impaired. In addition, to the extent required for the 2002 Plan to satisfy the conditions of Rule 16b-3 under the Securities and Exchange Act of 1934 or, with respect to provisions solely as they relate to ISOs, to the extent required for the 2002 Plan to comply with Section 422 of the Internal Revenue Code, the stockholders of the Company must approve any amendment, alteration or discontinuance of the 2002 Plan that would (i) increase the total number of shares reserved under the 2002 Plan, (ii) change the minimum price terms for Option exercise, (iii) change the class of employees and consultants eligible to participate in the 2002 Plan, (iv) extend the maximum option exercise period, or (v) materially increase the benefits accruing to participants under the 2002 Plan.

The 2002 Plan constitutes an unfunded plan for incentive and deferred compensation. The board, or its committee, may authorize the creation of trusts or arrangements to meet the obligations under the 2002 Plan to deliver stock or make payments.

In the event of a “fundamental transaction” of the Company, as defined in the 2002 Plan, the board may, subject to certain limitations, substitute awards, accelerate the vesting provisions of awards , cash out the awards or, with respect to repurchase rights on award shares, substitute or cancel the right. A “fundamental transaction” is as the Company merging with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the shares underlying the awards or shares underlying the awards may no longer be issued. In addition, the Board may also, but need not, specify that other transactions or events constitute a “Change of Control.” The Board may do that either before or after the transaction or event occurs.

Federal Income Tax Consequences of Option Awards and Exercises under the 2002 Equity Incentive Plan. The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options or awards of restricted stock under the 2002 Plan. It does not describe state or other tax consequences of the issuance and exercise of options or of grant of restricted stock.

•	Options. The grant of an ISO has no current federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an ISO over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

The grant of a NQO has no current federal income tax effect on the optionee. Upon the exercise of a NQO, the optionee has taxable ordinary income (and Identix is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a NQO, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held.

In the case of both ISOs and NQOs, special federal income tax rules apply if Identix common stock is used to pay all or part of the option price. Special rules may also apply when a transferable option is transferred.

•	Awards. Upon receipt of an award of shares, a recipient generally has taxable income in the amount of the excess of the then fair market value of the common stock over any consideration paid for the common stock (the “spread”). However, if the common stock is subject to a “substantial risk of forfeiture” (such as a requirement that the recipient continue in the employ of the Company) and the recipient does not make an election under section 83(b) of the Internal Revenue Code, the recipient will have taxable income upon the lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. If the recipient makes an election under section 83(b) of the Internal Revenue Code, the stock received by the recipient is valued as of the date of receipt (without taking the restrictions into account) and the recipient has taxable income equal to any excess of that value over the amount he or she paid for the stock. The Company would again have a deduction equal to the income to the recipient. The consequences upon sale or disposition of the shares awarded or sold generally are the same as for common stock acquired under an NQO (see above).

Limitation on Deduction of Certain Compensation. Compensation of over $1,000,000 paid in any year to one of the top five officers of a publicly-held corporation is not deductible for tax purposes unless the grant of the compensation meets the Internal Revenue Code’s definition of “performance-based” compensation. The Company will generally attempt to ensure that any awards under the 2002 Plan meet these standards, but may not do so in every instance.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in the Form 8-K filed on January 13, 2006 by the Company, the Company entered into an Agreement and Plan of Reorganization dated January 11, 2006 (the “Merger Agreement”) by and among the Company, VIDS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Identix pursuant to the Merger Agreement, as amended, the Merger Sub merged with and into Identix and Identix became a wholly-owned subsidiary of the Company. The Identix Merger closed and became effective on August 29, 2006. As a result of the Identix Merger, each outstanding share of Identix common stock was converted into the right to receive 0.473 shares of Company common stock. The Identix Merger is intended to qualify as a tax-free reorganization and the Company will account for the Identix Merger using the purchase method of accounting.

In connection with the Identix Merger, the Company issued approximately 42,602,405 shares of its common stock to holders of Identix common stock. The Company also assumed each outstanding option to purchase Identix common stock and each outstanding warrant to purchase Identix common stock. After giving effect to the closing of the Identix Merger and the issuance by the Company of 42,602,405 shares of its common stock to former stockholders of Identix, the former stockholders of Identix beneficially own approximately 59% of the Company’s common stock.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As disclosed in the Form 8-K filed on August 18, 2006 by the Company, the Company issued a press release announcing its intention to list its common stock on the New York Stock Exchange (the “NYSE”) and to simultaneously delist its common stock from the NASDAQ National Market upon consummation of its merger with Identix. The Company’s common stock ceased trading on the NASDAQ National Market at the opening of business on August 30, 2006 and commenced trading on the NYSE on August 30, 2006 under the new symbol “ID.”

ITEM 5.01. CHANGE IN CONTROL OF REGISTRANT.

The information included under Items 2.01 and 5.02 of this Form 8-K is incorporated by reference under this Item 5.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)    Resignation of Directors and Officers

Effective as of the closing of the Identix merger on August 29, 2006, each of Bernard C. Bailey, Charles E. Levine, Paul T. Principato and Thomas J. Reilly resigned as directors of the Company. At the time of their resignation, Mr. Levine served as the Chairman of the Nominating and Governance Committee and was a member of the Audit Committee and Mr. Reilly was Chairman of the Compensation Committee of the Company and was a member of the Audit Committee. Effective as of the closing of the Identix Merger, each of Bernard C. Bailey, formerly the President and Chief Executive Officer of the Company, and Bradley T. Miller, formerly the Senior Vice President and Chief Financial Officer of the Company, resigned as officers of the Company. Mr. Bailey resigned as an employee of the Company effective September 30, 2006 and Mr. Miller resigned as an employee of the Company effective September 6, 2006.

(c)    Appointment of Officers.

Effective as of the closing of the Identix Merger on August 29, 2006, Robert V. LaPenta (currently Chairman of the Board) was appointed to the additional offices of President and Chief Executive Officer of the Company, and the Company appointed the following new executive officers.

James DePalma, 55, Executive Vice President, Chief Financial Officer and Treasurer. Mr. DePalma is a partner of L-1. Prior to the formation of L-1 in 2005, Mr. DePalma served as a consultant to L-3 Communications and was the chief executive officer of Core Software Technology, a leading software provider to the intelligence community and an L-3 equity investment since 2001.

Joseph Paresi, 51, Executive Vice President and Chief Sales and Marketing Officer. Mr. Paresi is a partner of L-1. Prior to joining L-1 in 2005, he served as corporate vice president of product development for L-3 Communications and as president of L-3 Security & Detection Systems from 1997 to 2005.

Doni Fordyce, 46, Executive Vice President of Corporate Communications. Ms. Fordyce is a partner of L-1. She served as CEO, president and COO of Bear Stearns Asset Management (BSAM) Inc from 1996 to 2003. Ms. Fordyce has been a partner of L-1 since 2005. Prior to that, Ms. Fordyce was vice president of Goldman Sachs Inc. from 1986 to 1996 where she was one of the founders of the asset management business. Ms. Fordyce currently serves as a director of BISYS Group.

Joseph J. Atick, 42, Executive Vice President and Chief Strategic Officer. Dr. Atick served as President and Chief Executive Officer of Identix and was appointed a Director effective with Identix’s merger with Visionics Corporation in June 2002. From February 2001 to June 2002, Dr. Atick held the position of Chief Executive Officer and Director of Visionics, and from April 2001 to June 2002, Dr. Atick also held the position of President of Visionics. Dr. Atick served as Chief Executive Officer of Visionics Technology Corporation from 1994 until its merger with Digital Biometrics, Inc. in February 2001, resulting in the formation of the publicly traded Visionics Corporation.

Mark S. Molina, 47, Executive Vice President, Chief Legal Officer and Secretary. Mr. Molina served as Chief Legal Officer and Secretary of Identix since October 2004. He joined Identix as Vice President and General Counsel in October 1999 and was appointed Secretary in

December 1999. In August 2002, he was appointed as Identix’s Executive Vice President, General Counsel and Secretary. Prior to joining Identix, Mr. Molina was with Harris Corporation, most recently as Senior Counsel, Microwave Communications Division. Prior to joining Harris, he practiced corporate, business and securities law with firms in San Francisco, Sydney, Australia and New York City, where he began his career with Shearman & Sterling in 1985.

Vincent A. D’Angelo, 62, Senior Vice President of Finance and Chief Accounting Officer. Mr. D’Angelo has served as a senior consultant to L-1 since 2005. Prior to joining L-1, Mr. D’Angelo was a senior audit partner with PricewaterhouseCoopers for more than 35 years.

Each of Messrs. LaPenta, DePalma and Paresi and Ms. Fordyce have directly or indirectly been a party to transactions with the Company as set forth in Item 1.01 of this Form 8-K, which is incorporated by reference in this Section 5.02(c). In addition, Messrs. LaPenta, DePalma, Paresi and Molina have entered into an Employment Agreement with the Company, the material terms of which are described in Item 1.01.

(d)    Appointment of Directors.

Effective as of the closing of the Identix merger on August 29, 2006, each of Milton Cooper, Malcolm Gudis, John Lawler and Boykin Rose was appointed as a director of the Company. Each of Messrs. Cooper, Gudis and Lawler previously served as a director of Identix. These four additional directors were appointed pursuant to the terms of the Merger Agreement, which provides that following the closing of the Identix Merger, the Company’s board will initially consist of thirteen members, nine of whom will be designated by the Company and four of whom will be designated by Identix. The Merger Agreement also provides that the directors designated by Identix have the right to appoint an additional director after closing. The nine designees of the Company, including Messrs. LaPenta, Nessen, Gelbard, Loy, Berube, Beck, Freeh and Tenet and Ms. Mouchly-Weiss, were all current Company directors.

Effective as of the closing of the Identix merger on August 29, 2006, the Company’s board has been reclassified to consist of (i) Messrs. Cooper, Gudis, Lawler and Rose as Class III directors (each designated by Identix), whose term of office shall expire in 2008, (ii) Robert V. LaPenta, Peter Nessen, Robert Gelbard, James Loy and Harriet Mouchly-Weiss (each designated by the Company) as Class II directors whose term of office shall expire in 2007, and (iii) Denis K. Berube, B.G. Beck, Louis Freeh and George Tenet (each designated by the Company) as Class I directors whose term of office shall expire in 2009. If the directors designated by Identix appoint an additional director, that director shall serve in Class I. Mr. LaPenta shall continue to serve as Chairman of the Board of the Company.

Effective as of the closing of the Identix merger on August 29, 2006, (a) the audit committee was reconstituted to consist of Mr. Nessen as chairman, Mr. Lawler as vice chairman and Messrs. Gudis, Freeh and Loy, and Ms. Mouchly-Weiss as members, (b) the compensation committee was reconstituted to consist of Mr. Cooper as chairman and Messrs. Loy, Gudis, Tenet and Rose and Ms. Mouchly-Weiss as members and (c) the nominating and governance committee was reconstituted to consist of Mr. Gelbard as chairman and Messrs. Lawler, Nessen, Freeh and Rose and Ms. Mouchly-Weiss, as members.

Mr. LaPenta has directly or indirectly been a party to transactions with the Company as set forth in Item 1.01 of this Form 8-K, which is incorporated by reference in this Section 5.02(d).

ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On August 29, 2006, the Company amended its Code of Business Ethics and Standards of Conduct to provide that any waiver of the Code for executive officers or directors or any change to the Code that applies to executive officers or directors, which must be made only by a committee of independent members of the Board of Directors, will be disclosed to stockholders in accordance with the listing standards of the New York Stock Exchange and otherwise as required by law.

ITEM 7.01. REGULATION FD DISCLOSURE.

On August 29, 2006, the Company issued a press release announcing the closing of the Identix Merger, as described in Item 2.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS.

As previously disclosed by the Company, effective as of the closing of the Identix Merger, a Fifth Certificate of Amendment of the Company’s Restated Certificate of Incorporation, which was approved by the Company’s stockholders at the Special Meeting in Lieu of Annual Meeting of Stockholders on August 29, 2006, was filed with the Secretary of State of Delaware to change the Company’s name from Viisage Technology, Inc. to L-1 Identity Solutions, Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by this Item by an amendment to this Report on or prior to November 12, 2006.

(b)    Pro Forma Financial Information.

The Company intends to file the financial statements required by this Item by an amendment to this Report on or prior to November 12, 2006.

(d)    Exhibits

The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-1 IDENTITY SOLUTIONS, INC.

Date: September 5, 2006	By:	/s/ Robert V. LaPenta
Robert V. LaPenta Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.01	Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation

10.01	Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Robert V. LaPenta

10.02	Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and James DePalma

10.03	Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Joseph Paresi

10.04	Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Mark S. Molina

10.05	Employment Agreement dated as of March 3, 2006 between L-I Identity Solutions, Inc. and Mohamed Lazzouni

10.06	Separation Agreement dated July 26, 2006 between L-I Identity Solutions, Inc. and Bradley T. Miller

10.07	Consulting Agreement dated August 29, 2006 between L-I Identity Solutions, Inc. and L-I Investment Partners, LLC

10.08	Termination and Non-Competition Agreement dated August 29, 2006 between L-I Identity Solutions, Inc. and L-I Investment Partners, LLC

10.09	Sublease Agreement dated August 29, 2006 between L-I Identity Solutions, Inc. and L-I Investment Partners, LLC

10.10	Form of Indemnification Agreement

10.11	Identix Incorporated 2002 Equity Incentive Plan

14.01	L-1 Identity Solutions, Inc. Code of Business Ethics and Standards of Conduct

99.01	Press Release, dated August 29, 2006, issued by Viisage Technology, Inc.